Exhibit 99.1

WisdomTree Completes Acquisition of Ceres Partners, Premier U.S. Farmland Investment Manager and Family Farmer Partner

NEW YORK, October 2, 2025 (Business Wire) – WisdomTree, Inc. (NYSE: WT), a global financial innovator, announced today that it has completed its previously announced acquisition of Ceres Partners, LLC, a leading U.S.-based alternative asset manager.

This acquisition marks WisdomTree’s first major step into private asset markets, anchored by Ceres’ differentiated farmland platform. The transaction expands WisdomTree beyond exchange-traded products (“ETPs”), managed models and tokenization, positioning the firm at the intersection of public and private markets. Farmland, one of the largest yet most underpenetrated real asset classes, has historically delivered equity-like returns with low volatility, uncorrelated to traditional markets, offering investors diversification, scale and durable income potential.

“The completion of the acquisition of Ceres marks a transformative moment for WisdomTree,” said Jonathan Steinberg, WisdomTree Founder and CEO. “Our entry into private markets begins with farmland, a space where we can truly differentiate, establish leadership, and capture meaningful growth. By adding farmland to our product suite, we are expanding our reach into private markets and accelerating our long-term growth strategy. This acquisition provides investors with unique access to a resilient, inflation-protected asset class, while bringing on Ceres’ farmland platform, which has delivered net annualized returns of over 10% since inception. Ceres’ strong performance enhances our platform, strengthens diversification, and reinforces our commitment to building enduring value for clients and stockholders.”

WisdomTree acquired Ceres Partners for consideration consisting of $275 million in cash paid at closing, subject to customary post-closing adjustments, and earnout consideration of up to $225 million, payable in 2030, contingent upon Ceres achieving revenue growth targets. The upfront consideration was funded from WisdomTree’s recently completed convertible senior notes offering.

Perry Vieth, Founder and CEO, Ceres Partners, said, “Joining WisdomTree is an important milestone for Ceres. For nearly two decades, we’ve built a farmland investment platform rooted in performance, operational expertise and partnerships with farmers. With WisdomTree’s scale, distribution and digital innovation, we can bring farmland and adjacent opportunities in solar leasing, AI data infrastructure and water rights to a broader base of investors, driving the next chapter of growth.”

About WisdomTree

WisdomTree is a global financial innovator, offering a diverse suite of exchange-traded products (ETPs), models and solutions, as well as digital asset-related products. Our offerings empower investors to shape their financial future and equip financial professionals to grow their businesses. Leveraging the latest financial infrastructure, we create products that emphasize access, transparency and provide an enhanced user experience. Building on our heritage of innovation, we offer next-generation digital products and services related to tokenized real world assets and stablecoins, as well as our blockchain-native digital wallet, WisdomTree Prime® and institutional platform, WisdomTree Connect™.*

* The WisdomTree Prime digital wallet and digital asset services and WisdomTree Connect institutional platform are made available through WisdomTree Digital Movement, Inc., a federally registered money services business, state-licensed money transmitter and financial technology company (NMLS ID: 2372500) or WisdomTree Digital Trust Company, LLC, in select U.S. jurisdictions and may be limited where prohibited by law. WisdomTree Digital Trust Company, LLC is chartered as a limited purpose trust company by the New York State Department of Financial Services to engage in virtual currency business. Visit https://www.wisdomtreeprime.com, the WisdomTree Prime mobile app or https://wisdomtreeconnect.com for more information.

WisdomTree currently has approximately $136.2 billion in assets under management globally.

For more information about WisdomTree, WisdomTree Connect and WisdomTree Prime, visit: https://www.wisdomtree.com.

Please visit us on X at @WisdomTreeNews.

WisdomTree® is the marketing name for WisdomTree, Inc. and its subsidiaries worldwide.

About Ceres Partners

Ceres Partners is a specialist investment manager focused on food, agriculture, and most recently, water resources. Founded in 2007, Ceres Partners manages approximately $1.8 billion in its flagship farmland Fund that owns approximately 176,000 acres of prime U.S. farmland across 12 states. The Fund invests primarily in row crop farmland that delivers stable, uncorrelated returns including income and capital appreciation. Ceres serves a diverse investor base including institutions, family offices, registered investment advisors, and high net worth individuals. For more information on Ceres Partners, visit the Ceres Partners Website.

PRODUCTS AND SERVICES AVAILABLE VIA WISDOMTREE PRIME:

NOT FDIC INSURED | NO BANK GUARANTEE | NOT A BANK DEPOSIT | MAY LOSE VALUE | NOT SIPC PROTECTED | NOT INSURED BY ANY GOVERNMENT AGENCY

The products and services available through the WisdomTree Prime app and WisdomTree Connect are not endorsed, indemnified or guaranteed by any regulatory agency.

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our ability to achieve our financial and business plans, goals and objectives and drive stockholder value, including with respect to our ability to successfully implement our strategic goals relating to our acquisition of Ceres Partners and other risk factors discussed from time to time in WisdomTree’s filings with the Securities and Exchange Commission (“SEC”), including those factors discussed under the caption “Risk Factors” in our most recent annual report on Form 10-K, filed with the SEC on February 26, 2025, and in subsequent reports filed with or furnished to the SEC. These forward-looking statements are based on WisdomTree’s management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside WisdomTree’s management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Forward-looking statements included in this release speak only as of the date of this release. WisdomTree does not undertake any obligation to update its forward-looking statements to reflect events or circumstances after the date of this release except as may be required by the federal securities laws.

Contact Information:

Media Relations

WisdomTree, Inc.

Jessica Zaloom

+1.917.267.3735

jzaloom@wisdomtree.com

Natasha Ramsammy

+1.917.267.3798

nramsammy@wisdomtree.com / wisdomtree@fullyvested.com

Investor Relations

WisdomTree, Inc.

Jeremy Campbell

+1.917.267.3859

Jeremy.Campbell@wisdomtree.com

Category: Business Update